UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 10, 2026

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	COLM	Nasdaq Global Select Market
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On June 10, 2026, Columbia Sportswear Company (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”).
At the Annual Meeting, the Company’s shareholders, upon recommendation from the Company’s Board of Directors (the “Board”), approved the Company’s Amended and Restated 2020 Stock Incentive Plan (the “Amended Plan”). The Amended Plan became effective on June 10, 2026, immediately following the Annual Meeting (the “Effective Date”). After the Effective Date, all new awards will be granted under the Amended Plan.

The purpose of the Amended Plan is to attract and retain employees, non-employee directors and other eligible service providers and to provide additional incentives to those persons to continue to work in the best interests of the Company and its shareholders. The Amended Plan provides for equity-based awards covering up to 9 million shares of the Company’s common stock, an increase of 4.5 million shares from the 4.5 million shares previously authorized for issuance under the 2020 Stock Incentive Plan (including the maximum 1.5 million shares that previously became available for issuance from the Company’s 1997 Stock Incentive Plan). The Board has delegated authority for administration of the Amended Plan to the Talent and Compensation Committee, which is composed entirely of “independent directors” within the meaning of Nasdaq independence requirements and "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

This summary of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein. A more detailed description of the Amended Plan can also be found in “Proposal 4 – Approval of the Amended and Restated 2020 Stock Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2026.
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The total number of shares of the Company’s common stock voted virtually or by proxy at the Annual Meeting was 49,612,600, representing approximately 97% of the 51,140,792 shares outstanding and entitled to vote at the Annual Meeting. The following matters were submitted to a vote of the shareholders, the results of which were as follows:
1.Election of Directors. The following persons were elected as directors of the Company by the votes cast as follows:

	Votes For	Votes Against or Withheld	Broker Non-Votes
Timothy P. Boyle	47,824,163	140,353	1,648,084
Stephen E. Babson	47,364,749	599,767	1,648,084
Andy D. Bryant	46,397,053	1,567,463	1,648,084
John W. Culver	47,857,934	106,582	1,648,084
Charles D. Denson	47,929,494	35,022	1,648,084
Kevin Mansell	47,067,087	897,429	1,648,084
Ronald E. Nelson	47,796,858	167,658	1,648,084
Christiana Smith Shi	47,889,964	74,552	1,648,084
Sabrina L. Simmons	47,885,378	79,138	1,648,084
Malia H. Wasson	47,426,852	537,664	1,648,084

2.Ratification of Deloitte & Touche LLP. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026 was approved as follows:

For	Against	Abstentions
49,393,337	205,267	13,996

3.Approval of Executive Compensation. The proposal to approve, by non-binding vote, executive compensation passed with the following votes:

For	Against	Abstentions	Broker Non-Votes
47,847,695	98,053	18,768	1,648,084

4.Approval of 2020 Stock Incentive Plan. The proposal to approve the Columbia Sportswear Company Amended and Restated 2020 Stock Incentive Plan passed with the following votes:

For	Against	Abstentions	Broker Non-Votes
41,006,074	6,931,794	26,648	1,648,084

5.Proxy Access. The shareholder proposal regarding proxy access was rejected with the following votes:

For	Against	Abstentions	Broker Non-Votes
13,880,262	34,042,003	42,251	1,648,084
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1
Columbia Sportswear Company 2020 Stock Incentive Plan (as amended and restated effective as of June 10, 2026) (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on June 11, 2026) (File No. 333-296690)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: June 16, 2026	By:	/S/ RICHELLE T. LUTHER
Richelle T. Luther
Executive Vice President, Chief Administrative Officer and General Counsel